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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                CURRENT REPORT
                                      on
                                   FORM 8-K


      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 23, 1995

                         Tenet Healthcare Corporation
              (Exact name of registrant as specified in charter)

                                    Nevada
                (State or other jurisdiction of incorporation)

                I-7293                                    95-2557091
        (Commission File Number)               (IRS Employer Identification No.)


         2700 Colorado Avenue, Santa Monica, CA             90404
        (Address of principal executive offices)          (Zip Code)


                      National Medical Enterprises, Inc.
            (Former name or address, if changed since last report)

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ITEM 5:  OTHER EVENTS

      On June 23, 1995, Tenet Healthcare Corporation (the "Company") filed a Certificate of Amendment of Restated Articles of Incorporation with the Secretary of State of Nevada pursuant to which the Company amended its Restated Articles of Incorporation (the "Articles") to change the name of the Company from National Medical Enterprises, Inc. to Tenet Healthcare Corporation. The amendment does not have any other effect on the Articles. As required by Nevada law, the amendment was approved by the Board of Directors (the "Board") and a majority of the shareholders of the Company. The Board approved the amendment on March 29, 1995 and a majority of the shareholders of the Company approved the amendment by written consent on June 22, 1995.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 6, 1995                      Tenet Healthcare Corporation


                                          By:      /s/  Scott M. Brown
                                             ---------------------------------
                                             Name: Scott M. Brown
                                             Title: Senior Vice President